UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 23, 2008

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02          DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The Cheesecake Factory Incorporated (“Company”) announced that effective July 23, 2008, Michael Dixon, Senior Vice President and Chief Financial Officer, has resigned his position as Chief Financial Officer and Principal Financial Officer of the Company.  Mr. Dixon will be available to the Company as a financial consultant during an interim period to assist with the transition.

At a regularly scheduled meeting of the Company’s Board of Directors on July 23, 2008 and concurrent with Mr. Dixon’s resignation as the Company’s Chief Financial Officer and Principal Financial Officer, Cheryl Slomann, age 42, was appointed interim Chief Financial Officer and interim Principal Financial Officer, effective July 23, 2008, to serve at the pleasure of the Company’s Board of Directors. Ms. Slomann has served as the Company’s Vice President and Controller since April 2004 and as the Principal Accounting Officer since February 2005.  Ms. Slomann will continue to serve as the Company’s Principal Accounting Officer.

From 1998 until joining the Company, Ms. Slomann was employed by QAD Inc. as Vice President, Corporate Finance and Treasurer.

Ms. Slomann has not entered into a written employment agreement with the Company.  Her compensation includes an annual base salary of $210,000. In addition, she is eligible to receive bonuses under the Company’s Annual Performance Incentive Plan, to receive stock option grants under the Company’s stock incentive plans, and to participate in the Company’s other insurance and employee benefit plans.

The Company issued a press release on July 23, 2008 announcing the organizational change, the full text of which is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

99.1                           Press release dated July 23, 2008 entitled, “The Cheesecake Factory Announces Organizational Change”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2008	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ CHERYL M. SLOMAN
Cheryl M. Slomann
Interim Chief Financial Officer and Vice President, Controller

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated July 23, 2008 entitled, “The Cheesecake Factory Announces Organizational Change”